SETTLEMENT AGREEMENT and GENERAL RELEASE

This Settlement Agreement and General Release (this “Agreement”) is made and entered into on this 31st day of January, 2014, among Eclipse Identity Recognition Corporation, a Nevada corporation (“Seller”), Eclipse Identity Recognition Corp., a Delaware corporation (the “Company"), Stephen Miller (“Miller”) and the other former stockholders of the Company who are signatories hereto (the “Purchasers”). The parties to this Agreement are sometimes referred to individually as a “Party” and collectively as “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties are parties to a Purchase Agreement dated the date hereof (the “Purchase Agreement”; capitalized terms used herein not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, pursuant to the terms of the Purchase Agreement, the Parties are unwinding the transactions contemplated by the Original Agreement with the effect that the Purchasers will acquire from the Seller the Shares and the Parties will return to their respective positions prior to April 4, 2013; and

WHEREAS, without any admission of liability or fault, each of the Parties desire to release each other from any further obligations, including without limitation, those contemplated by the Original Agreement, and in order to avoid the expenses, uncertainties and distraction of any litigation, the Parties have agreed to settle all matters that were or could have been asserted by them, all as set forth herein below;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.

Valid Consideration. The execution and delivery of the Purchase Agreement and consummation of the transactions contemplated therein, including without limitation, the (i) delivery of the Shares from the Seller to the Purchasers, (ii) delivery of the Consideration Shares from the Purchasers to the Seller and (iii) issuance of the Promissory Note to the Seller by the Company shall constitute good and valuable and sufficient consideration in full satisfaction of the Parties' respective obligations to each other pursuant to the Original Agreement.

2.

Release by the Seller.

The Seller and its officers, directors, stockholders, agents, representatives and direct and indirect affiliates and their respective successors and assigns (collectively, the “Seller Releasors”) hereby irrevocably and unconditionally release, and forever discharge the Company and the Purchasers and their respective employees, stockholders, officers, directors, agents, representatives and direct and indirect affiliates and respective successors and assigns, and all persons, firms, corporations, and organizations acting on their behalf (collectively referred to as the “Company Related Persons”) of and from any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, judgments, agreements, controversies, collection efforts, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney’s fees and other costs and expenses incurred), of any kind or nature whatsoever, in law or equity, whether presently known or unknown (collectively, the “Claims”), which any of the Seller Releasors ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever against any of the Company Related Persons. Without limiting the foregoing, the Seller Releasors each jointly and severally expressly acknowledge that his/its release hereunder is intended to include in its effect, without limitation, all Claims which have arisen and of which he knows, does not know, should have known, had reason to know, suspects to exist or might exist in his favor at the time of the signing, including, without limitation, any Claims relating directly or indirectly to the Company Related Entities and the transactions contemplated by the Original Agreement. This release shall be binding upon each of the Seller Releasors and their respective partners, officers, directors, stockholders, employees, agents, representatives, personal representatives, heirs, assigns, successors and affiliates, and shall inure to the benefit of each of the respective Company Related Persons.

3.

Release by the Purchasers.

Each of the Company Related Persons hereby irrevocably and unconditionally release, and forever discharge the Seller Releasors of and from any and all Claims which any of the Company Related Persons ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever against any of the Seller Releasors. Without limiting the foregoing, the Company Related Persons each jointly and severally expressly acknowledge that his/its release hereunder is intended to include in its effect, without limitation, all Claims which have arisen and of which he knows, does not know, should have known, had reason to know, suspects to exist or might exist in his favor at the time of the signing, including, without limitation, any Claims relating directly or indirectly to the Seller Releasors and the transactions contemplated by the Original Agreement.  This release shall be binding upon each of the Company Related Persons and their respective partners, officers, directors, stockholders, employees, agents, representatives, personal representatives, heirs, assigns, successors and affiliates, and shall inure to the benefit of each of the respective Seller Releasors.

4.

No Admission of Liability.  The Parties agree that nothing about this Agreement, or its contents, constitutes any admission of wrongdoing or liability whatsoever.

5.      General Provisions.

(a)

Further Assurances.

From time to time, the parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as may be necessary to give effect to the purposes of this Agreement and the parties’ agreement and understandings hereunder.

(b)

Governing Law. This Settlement Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Nevada, without regard to conflict of law rules applied in such State.  The language of all parts of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

(c)

Severability.  The provisions of this Agreement are contractual, not mere recitals, and shall be construed severably such that, should any part, term or provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions, including the release of all Claims, shall not be affected thereby and said illegal or invalid part, term or provision shall be modified by the court so as to be legal or, if not reasonably feasible, shall be deleted.  This Agreement sets forth the entire agreement concerning the subject matter herein, including, without limitation, the release of all Claims, and may not be modified except by a signed writing by the Parties or the duly authorized representatives of the Parties.

(d)

Reliance Upon Counsel.

Each of the parties hereto acknowledges and agrees that (a) such party has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept the Agreement except for those set forth herein; (b) such party has been advised to consult an attorney before signing this Agreement, and that such party has had the opportunity to consult with an attorney; (c) such party does not feel that he or it is being coerced to sign this Agreement or that his or its signing would for any reason not be voluntary; and (d) such party has thoroughly reviewed and understands the effects of this Agreement before signing it.

(e)

Binding Effect.

This Agreement shall be binding upon each of parties hereto and their respective partners, officers, directors, stockholders, employees, agents, representatives, personal representatives, heirs, assigns, successors and affiliates, and shall inure to the benefit of the other party hereto.

(f)

Authority.

The undersigned representative for each Party certifies that he or it is fully authorized by the Party whom he or it represents to enter into the terms and conditions of this Agreement and to commit fully and bind such Party according to the provisions hereof.

(g)

No Waiver.

Failure of a Party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

(h)

Counterparts.

This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and shall be binding and effective immediately upon the execution by all Parties of one or more counterparts.

(i)

Construction and Joint Preparation.

This Agreement shall be construed together to effectuate the mutual intent of the Parties. The Parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any Party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement. The headings contained in this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(j)

Entire Agreement.

This Agreement constitutes and contains the entire understanding and agreement of the Parties respecting the subject matter hereof and supersedes any and all other prior and contemporaneous negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter.  No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the Parties.

[The remainder of this page left intentionally blank; Signature page to follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Settlement Agreement on the day and year first written above.

ECLIPSE IDENTITY RECOGNITION CORP. By: /s/ Stephen Miller Name: Stephen Miller Title: CEO (Eclipse Delawar)	PURCHASERS:

ECLIPSE IDENTITY RECOGNITION CORPORATION By: /s/ Gregory Rotelli Name: Gregory Rotelli Title: President